CEC ANNOUNCES 2Q18 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR SECOND QUARTER AND YEAR TO DATE 2018

Operating income increased 68.6% as compared to the prior year to date

University Group new student enrollments increased 7.0% as compared to the prior year quarter

Schaumburg, Ill. (August 1, 2018) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the second quarter and year to date ended June 30, 2018.

SECOND QUARTER AND YEAR TO DATE 2018 RESULTS

Total Company	•	Operating income of $31.8 million for the current year to date increased 68.6 percent as compared to the prior year to date
	•	Operating income of $11.3 million for the current quarter compared to prior year quarter operating income of $9.1 million
	•	Ended the quarter with $190.1 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

University Group and Corporate	•	Operating income of $50.3 million for the current year to date increased 8.4 percent supported by a revenue increase of 1.4 percent to $289.6 million as well as efficiency in our advertising expense
	•	Operating income of $23.5 million as compared to $23.3 million in the prior year quarter
	•	Revenue of $141.8 million increased 3.2 percent as compared to $137.4 million in the prior year quarter

University Group Key Metrics	•	New student enrollments increased 7.0 percent versus the prior year quarter
	•	Total student enrollment decreased 2.8 percent versus the prior year quarter but is expected to show growth during the third quarter driven by the timing impact of the AIU academic calendar redesign

Teach-Outs	•	Operating loss of $12.2 million as compared to $14.2 million in the prior year quarter, with the improvement primarily driven by substantial completion of the teach-outs
	•	Three campuses with approximately ten students remain as of June 30, 2018 with all programs of study expected to be completed by the end of 2018

“We finished the first half with good momentum in key operating metrics, driven by organic investments aimed at improving student onboarding and learning experiences,” said Todd Nelson, President and Chief Executive Officer. “Given our positive momentum we will continue to pursue further investments in technology and student-serving processes and initiatives. Overall, we are taking a measured approach to balance our objectives of responsible and sustainable growth with our commitments to improve student experiences, retention and academic outcomes and we remain confident in the long-term academic value proposition of our Universities.”

CEC ANNOUNCES 2Q18 RESULTS …PG 2

REVENUE

For the quarter and year to date ended June 30, 2018, total revenue was $142.0 million and $290.1 million representing a decrease of 2.9 percent and 5.9 percent, respectively, compared to total revenue of $146.2 million and $308.3 million for the prior year quarter and year to date ended June 30, 2017. The decrease was primarily driven by declining revenues within our teach-out campuses. As of June 30, 2018, there are three campuses remaining to complete their teach-outs during 2018.

Total revenue for the University Group was $141.8 million and $289.6 million representing an increase of 3.2 percent and 1.4 percent, respectively, for the quarter and year to date ended June 30, 2018 as compared to the prior year periods.

	For The Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	$93,266	$91,204	2.3%	$187,873	$185,239	1.4%
AIU	48,579	46,215	5.1%	101,700	100,468	1.2%
Total University Group	141,845	137,419	3.2%	289,573	285,707	1.4%
Corporate and Other	—	—	NM	—	—	NM
Subtotal	141,845	137,419	3.2%	289,573	285,707	1.4%
All Other Campuses (1)	191	8,803	-97.8%	528	22,624	-97.7%
Total	$142,036	$146,222	-2.9%	$290,101	$308,331	-5.9%

(1)

Campuses included in All Other Campuses are in the process of being taught out or have completed their teach-out as of June 30, 2018. Previously, these campuses were reported within two segments, the former Transitional Group and Culinary Arts segments.

CEC ANNOUNCES 2Q18 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

For the second quarter of 2018, new student enrollments for the University Group increased 7.0 percent as compared to the prior year quarter. The increase in new student enrollments was positively impacted by investments in student-serving processes, including our admissions and advising centers in Arizona as well as the academic calendar redesign within AIU.

	As of June 30,
Total Student Enrollments	2018	2017	Increase (Decrease)
CTU	21,700	21,000	3.3%
AIU	10,000	11,600	-13.8%
Total University Group	31,700	32,600	-2.8%
All Other Campuses (1)	10	1,000	NM
Total	31,710	33,600	-5.6%

	For The Quarter Ended June 30,			For the Year to Date Ended June 30,
New Student Enrollments	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	5,460	5,160	5.8%	10,720	10,190	5.2%
AIU	3,260	2,990	9.0%	5,650	7,920	-28.7%
Total University Group	8,720	8,150	7.0%	16,370	18,110	-9.6%
(1)	All Other Campuses no longer enroll new students.

CEC ANNOUNCES 2Q18 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year to date ended June 30, 2018, the Company recorded operating income of $11.3 million and $31.8 million, respectively, compared to operating income of $9.1 million and $18.9 million for the quarter and year to date ended June 30, 2017, respectively. The University Group and Corporate recorded operating income of $23.5 million and $50.3 million for the quarter and year to date ended June 30, 2018, respectively, an increase of 1.0 percent and 8.4 percent as compared to the respective prior year periods.

	For The Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	$27,116	$28,064	-3.4%	$54,301	$51,084	6.3%
AIU	(1,585)	1,075	-247.4%	2,551	5,731	-55.5%
Total University Group	25,531	29,139	-12.4%	56,852	56,815	0.1%
Corporate and Other (1)	(2,000)	(5,847)	65.8%	(6,542)	(10,396)	37.1%
Subtotal	23,531	23,292	1.0%	50,310	46,419	8.4%
All Other Campuses	(12,228)	(14,188)	13.8%	(18,478)	(27,534)	32.9%
Total	$11,303	$9,104	24.2%	$31,832	$18,885	68.6%
(1)	Corporate and Other benefitted from a recovery of $2.5 million for past claims recorded during the current quarter and year to date.

CEC ANNOUNCES 2Q18 RESULTS …PG 5

ADJUSTED OPERATING INCOME (LOSS)

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted operating income for the University Group and Corporate was $26.8 million and $56.1 million for the quarter and year to date ended June 30, 2018, respectively. Adjusted operating loss for All Other Campuses was $3.0 million and $6.4 million for the quarter and year to date ended June 30, 2018, respectively.

	For The Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income (Loss)	2018	2017	2018	2017
University Group and Corporate:
Operating income	$23,531	$23,292	$50,310	$46,419
Depreciation and amortization	2,085	2,559	4,552	5,090
Unused space charges (1)	1,213	-	1,213	-
Adjusted Operating Income -- University Group and Corporate	$26,829	$25,851	$56,075	$51,509

Increase (Decrease)	3.8%		8.9%

All Other Campuses
Operating loss	$(12,228)	$(14,188)	$(18,478)	$(27,534)
Depreciation and amortization	18	1,317	133	2,696
Unused space charges (1)	3,198	1,654	2,447	3,811
Significant legal settlements	5,970	-	9,461	-
Adjusted Operating Loss -- All Other Campuses	$(3,042)	$(11,217)	$(6,437)	$(21,027)

Increase (Decrease)	72.9%		69.4%

(1)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. As terminations or subleases for leased spaces occur, estimated amounts may be reversed or increased.

CEC ANNOUNCES 2Q18 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities was $3.7 million compared to net cash provided by operating activities of $4.8 million for the quarters ended June 30, 2018 and 2017, respectively. For the year to date ended June 30, 2018, net cash flows provided by operating activities was $14.8 million as compared to net cash used of $34.2 million for the year to date ended June 30, 2017.

	For The Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
Net cash provided by (used in) operating activities	$3,658	$4,807	-23.9%	$14,754	$(34,246)	143.1%
Capital expenditures	$1,377	$1,411	-2.4%	$2,737	$2,146	27.5%

As of June 30, 2018 and December 31, 2017, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $190.1 million and $180.1 million, respectively.

CEC ANNOUNCES 2Q18 RESULTS …PG 7

OUTLOOK

The Company currently expects the following results, subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income (loss) attached to this press release for further details):

Financial Outlook:

•	Full year 2018 - total company:
o	Operating income in the range of $74.5 million to $81.5 million
o	Adjusted operating income in the range of $99.0 million to $106.0 million in line with previously provided outlook
•	Third quarter 2018 - total company:
o	Operating income in the range of $21.0 million to $22.5 million
o	Adjusted operating income in the range of $23.5 million to $25.0 million
•

Year end 2018 cash, cash equivalents, restricted cash and short-term investments (“cash balances”) to be in the range of $215 million to $220 million, updated to include the impact of legal settlements recorded during the second quarter of 2018.

•	Operating income and adjusted operating income for the total company to grow in 2019 as compared to 2018 and our ending cash balances for 2019 to increase as compared to 2018.

University Group Outlook:

•	CTU
o	New student enrollments for the third quarter of 2018 are expected to increase as compared to the prior year quarter.

•	AIU:
o	New and total student enrollments for the third quarter of 2018 are expected to significantly increase as compared to the prior year quarter.
o	Third quarter and full year revenue growth for 2018.

Operating income (loss), which is the most directly comparable GAAP measure to adjusted operating income (loss), may not follow the same trends stated in the outlook above because of adjustments made for unused space charges that represent the present value of future remaining lease obligations for vacated space less an estimated amount for sublease income as well as depreciation, amortization, asset impairment charges and significant legal settlements. The operating income (loss) and adjusted operating income (loss), enrollment, revenue and cash outlook provided above for 2018 and 2019 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs continues to trend in line with recent experiences, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” and gainful employment regulations and any modifications thereto, and (iv) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 2Q18 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, August 1, 2018 at 5:30 p.m. Eastern time to discuss its second quarter and year to date 2018 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of University Group campus locations and web links to these institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “outlook,” “remain” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently issued “defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully defend litigation and other claims brought against us; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers in Arizona to achieve anticipated operating performance; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent filings with the Securities and Exchange Commission.

###

CEC ANNOUNCES 2Q18 RESULTS …PG 9

CONTACT

Investors:

Alpha IR Group

Chris Hodges or Sam Gibbons

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$33,175	$18,110
Restricted cash	789	789
Restricted short-term investments	4,570	5,070
Short-term investments	151,571	156,178
Total cash and cash equivalents, restricted cash and short-term investments	190,105	180,147

Student receivables, net	24,992	18,875
Receivables, other, net	1,948	1,163
Prepaid expenses	10,957	7,722
Inventories	914	1,112
Other current assets	1,607	1,319
Assets of discontinued operations	171	382
Total current assets	230,694	210,720

NON-CURRENT ASSETS:
Property and equipment, net	30,829	33,230
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	2,334	2,548
Deferred income tax assets, net	91,443	98,084
Other assets	6,649	5,673
Assets of discontinued operations	1,585	1,585
TOTAL ASSETS	$458,790	$447,096

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,297	$8,515
Accrued expenses:
Payroll and related benefits	22,895	32,910
Advertising and production costs	9,945	9,245
Income taxes	1,762	2,185
Other	33,834	31,233
Deferred revenue	23,050	22,897
Liabilities of discontinued operations	3,125	5,701
Total current liabilities	105,908	112,686

NON-CURRENT LIABILITIES:
Deferred rent obligations	14,827	15,277
Other liabilities	15,138	22,143
Liabilities of discontinued operations	-	785
Total non-current liabilities	29,965	38,205

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	851	843
Additional paid-in capital	624,869	621,008
Accumulated other comprehensive loss	(356)	(164)
Accumulated deficit	(81,874)	(108,127)
Treasury stock	(220,573)	(217,355)
Total stockholders' equity	322,917	296,205
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$458,790	$447,096

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For The Quarter Ended June 30,
	2018	% of Total Revenue	2017	% of Total Revenue
REVENUE:
Tuition and fees	$141,344	99.5%	$145,507	99.5%
Other	692	0.5%	715	0.5%
Total revenue	142,036		146,222
OPERATING EXPENSES:
Educational services and facilities	30,290	21.3%	36,406	24.9%
General and administrative	98,340	69.2%	96,836	66.2%
Depreciation and amortization	2,103	1.5%	3,876	2.7%
Total operating expenses	130,733	92.0%	137,118	93.8%
Operating income	11,303	8.0%	9,104	6.2%
OTHER INCOME (EXPENSE):
Interest income	742	0.5%	464	0.3%
Interest expense	(106)	-0.1%	(113)	-0.1%
Miscellaneous (expense) income	(135)	-0.1%	253	0.2%
Total other income	501	0.4%	604	0.4%
PRETAX INCOME	11,804	8.3%	9,708	6.6%
Provision for income taxes	2,940	2.1%	5,045	3.5%

INCOME FROM CONTINUING OPERATIONS	8,864	6.2%	4,663	3.2%
Loss from discontinued operations, net of tax	(113)	-0.1%	(377)	-0.3%
NET INCOME	8,751	6.2%	4,286	2.9%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(168)		222
Unrealized gain on investments	108		11
Total other comprehensive (loss) income	(60)		233
COMPREHENSIVE INCOME	$8,691		$4,519

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.13		$0.07
Loss from discontinued operations	—		(0.01)
Net income per share	$0.13		$0.06

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.12		$0.07
Loss from discontinued operations	—		(0.01)
Net income per share	$0.12		$0.06
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,668		69,025
Diluted	71,562		70,884

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2018	% of Total Revenue	2017	% of Total Revenue
REVENUE:
Tuition and fees	$288,854	99.6%	$306,884	99.5%
Other	1,247	0.4%	1,447	0.5%
Total revenue	290,101		308,331
OPERATING EXPENSES:
Educational services and facilities	57,236	19.7%	76,579	24.8%
General and administrative	196,348	67.7%	205,081	66.5%
Depreciation and amortization	4,685	1.6%	7,786	2.5%
Total operating expenses	258,269	89.0%	289,446	93.9%
Operating income	31,832	11.0%	18,885	6.1%
OTHER INCOME:
Interest income	1,376	0.5%	854	0.3%
Interest expense	(215)	-0.1%	(226)	-0.1%
Miscellaneous income	193	0.1%	293	0.1%
Total other income	1,354	0.5%	921	0.3%
PRETAX INCOME	33,186	11.4%	19,806	6.4%
Provision for income taxes	6,438	2.2%	9,546	3.1%

INCOME FROM CONTINUING OPERATIONS	26,748	9.2%	10,260	3.3%
Loss from discontinued operations, net of tax	(495)	-0.2%	(797)	-0.3%
NET INCOME	26,253	9.0%	9,463	3.1%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(82)		263
Unrealized (loss) gain on investments	(110)		34
Total other comprehensive (loss) income	(192)		297
COMPREHENSIVE INCOME	$26,061		$9,760

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.39		$0.15
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.38		$0.14

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.38		$0.14
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.37		$0.13

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,443		68,803
Diluted	71,239		70,590

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For The Year to Date Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,253	$9,463
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,685	7,786
Bad debt expense	13,679	15,112
Compensation expense related to share-based awards	2,698	2,326
Deferred income taxes	6,641	8,744
Changes in operating assets and liabilities:	(39,202)	(77,677)
Net cash provided by (used in) operating activities	14,754	(34,246)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(101,043)	(145,088)
Sales of available-for-sale investments	106,139	169,480
Purchases of property and equipment	(2,737)	(2,146)
Net cash provided by investing activities	2,359	22,246

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,170	2,459
Payments of employee tax associated with stock compensation	(3,218)	(1,101)
Net cash (used in) provided by financing activities	(2,048)	1,358

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	—	33

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,065	(10,609)
CASH AND CASH EQUIVALENTS, beginning of the period	18,899	50,882
CASH AND CASH EQUIVALENTS, end of the period	$33,964	$40,273

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For The Quarter Ended June 30,
	2018	2017
REVENUE:
CTU	$93,266	$91,204
AIU	48,579	46,215
Total University Group	141,845	137,419
Corporate and Other	—	—
Subtotal	141,845	137,419
All Other Campuses	191	8,803
Total	$142,036	$146,222

OPERATING INCOME (LOSS):
CTU	$27,116	$28,064
AIU	(1,585)	1,075
Total University Group	25,531	29,139
Corporate and Other	(2,000)	(5,847)
Subtotal	23,531	23,292
All Other Campuses	(12,228)	(14,188)
Total	$11,303	$9,104

OPERATING MARGIN (LOSS):
CTU	29.1%	30.8%
AIU	-3.3%	2.3%
Total University Group	18.0%	21.2%
Corporate and Other	NM	NM
Subtotal	16.6%	16.9%
All Other Campuses	NM	NM
Total	8.0%	6.2%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2018	2017
REVENUE:
CTU	$187,873	$185,239
AIU	101,700	100,468
Total University Group	289,573	285,707
Corporate and Other	—	—
Subtotal	289,573	285,707
All Other Campuses	528	22,624
Total	$290,101	$308,331

OPERATING INCOME (LOSS):
CTU	$54,301	$51,084
AIU	2,551	5,731
Total University Group	56,852	56,815
Corporate and Other	(6,542)	(10,396)
Subtotal	50,310	46,419
All Other Campuses	(18,478)	(27,534)
Total	$31,832	$18,885

OPERATING MARGIN (LOSS):
CTU	28.9%	27.6%
AIU	2.5%	5.7%
Total University Group	19.6%	19.9%
Corporate and Other	NM	NM
Subtotal	17.4%	16.2%
All Other Campuses	NM	NM
Total	11.0%	6.1%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For The Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income (Loss)	2018	2017	2018	2017
University Group and Corporate:
Operating income (2) (3)	$23,531	$23,292	$50,310	$46,419
Depreciation and amortization (3)	2,085	2,559	4,552	5,090
Unused space charges (3)(4)	1,213	-	1,213	-
Adjusted Operating Income -- University Group and Corporate (5)	$26,829	$25,851	$56,075	$51,509

All Other Campuses:
Operating loss (2) (6)	$(12,228)	$(14,188)	$(18,478)	$(27,534)
Depreciation and amortization (6)	18	1,317	133	2,696
Unused space charges (4) (6)	3,198	1,654	2,447	3,811
Significant legal settlements (6)	5,970	-	9,461	-
Adjusted Operating Loss -- All Other Campuses (5)	$(3,042)	$(11,217)	$(6,437)	$(21,027)
Total Company
Operating income	$11,303	$9,104	$31,832	$18,885
Depreciation and amortization	2,103	3,876	4,685	7,786
Unused space charges (4)	4,411	1,654	3,660	3,811
Significant legal settlements	5,970	-	9,461	-
Adjusted Operating Income-- Total Company	$23,787	$14,634	$49,638	$30,482

	For the Third Quarter Ending September 30,		For the Year Ending December 31,
	ACTUAL	OUTLOOK	ACTUAL	OUTLOOK
	2017	2018	2017	2018
Total Company
Operating income	$4.5M	$21.0M - $22.5M	$34.1M	$74.5M - $81.5M
Depreciation and amortization	3.6	~2.5	14.0	~9.7
Unused space charges (4)	7.4	-	12.2	~5.3
Significant legal settlements	-	-	6.5	9.5
Adjusted Operating Income	$15.5M	$23.5M - $25.0M	$66.8M	$99M - $106M

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income (loss) allows it to analyze and assess its ongoing operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as unused space charges and significant legal reserves. In evaluating adjusted operating income (loss), investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income (loss) should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income (loss) has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Operating income for the University Group and Corporate and operating loss for All Other Campuses make up the components of operating income. A reconciliation of these components for the quarters and years to date ended June 30, 2018 and 2017 is presented below:

	For The Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2018	2017	2018	2017
Operating income for University Group and Corporate	$23,531	$23,292	$50,310	$46,419
Operating loss for All Other Campuses	(12,228)	(14,188)	(18,478)	(27,534)
Operating income	$11,303	$9,104	$31,832	$18,885
(3)	Amounts relate to the University Group and Corporate.
(4)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. These charges relate to exiting leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(5)

Management assesses results of operations for the University Group and Corporate separately from All Other Campuses. Because All Other Campuses have been announced for teach-out or have been taught out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted operating income from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions.

(6)	Amounts relate to All Other Campuses.